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Fingerhut Receivables, Inc.                                          Fingerhut Master Trust                       Monthly Report
Securityholder's Statement                                               Series 1998-2                                    Jun-98
						                                              Class A          Class B            CTO           Class D           Total
(i)   Security Amount                           337,500,000.00    51,136,000.00    61,364,000.00  61,364,000.00   511,364,000.00
(ii)  Security Principal Distributed                      0.00             0.00             0.00                            0.00
(iii) Security Interest Distributed               1,752,187.50       277,412.80       337,821.60                    2,367,421.90
Security Principal Distributed per $1,000            0.0000000        0.0000000        0.0000000
Security Interest Distributed per $1,000             5.1916667        5.4250000        5.5052083
(iv) Principal Collections                       24,855,695.98     3,765,987.76     4,519,244.23   4,519,244.23    37,660,172.20
(v)  Finance Collections                          8,380,666.13     1,269,788.87     1,523,766.51   1,523,766.51    12,697,988.02
      Recoveries                                  1,220,651.58       184,945.89       221,937.97     221,937.97     1,849,473.40
      Defeasance Funding Acct Earnings                    0.00             0.00             0.00           0.00             0.00
       	Total Finance Collections                 9,601,317.71     1,454,734.76     1,745,704.47   1,745,704.47    14,547,461.42
       	Total Collections                        34,457,013.69     5,220,722.52     6,264,948.70   6,264,948.70    52,207,633.62
 (vi) Aggregate Amount of Principal Receivables                                                                 1,211,283,244.15
      Invested Amount (End of Month)            337,500,000.00    51,136,000.00    61,364,000.00  61,364,000.00   511,364,000.00
      Floating Allocation Percentage               27.8630124%       4.2216385%       5.0660323%     5.0660323%      42.2167154%
      Invested Amount (Beginning of Month)      337,500,000.00    51,136,000.00    61,364,000.00  61,364,000.00   511,364,000.00
      Average Daily Invested Amount                                                                               511,364,000.00
(vii)  Receivable Delinquencies
	Current                                                                                                 77.40% 1,241,860,292.40
       30 Days to 59 Days                                                                                 5.94%    95,293,062.04
       60 Days to 89 Days                                                                                 3.30%    52,983,446.13
       90 Days and Over                                                                                  13.36%   214,402,024.65
	Total Receivables                                                                                      100.00% 1,604,538,825.22
(viii) Aggregate Investor Default Amount                                                                            8,779,489.29
	 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                            22.38%
(ix)  Security Charge-Offs                               0.00             0.00               0.00          0.00             0.00

(x)   Servicing Fee                                517,808.22        78,455.23          94,147.51     94,147.51       784,558.47

(xi)  Pool Factor                                    1.000000         1.000000           1.000000

(xii) Unreimbursed Redirected Principal Collections                    0.000000          0.000000      0.000000             0.00
(xiii) Excess Funding Account Balance                                                                                       0.00
(xiv) CTO Trigger Event Occurrence                                                                                          None
	CTO Reserve Amount                                                                                                         N/A
(xv) Number of New Accounts Added to the Trust                                                                           105,499
(xvi) Revolving Receivables Reserve Account Balance                                                                  $500,000.00
(xvii) Defeasance Funding Account Balance                                                                                   0.00
Average Net Portfolio Yield                                                                                               14.70%
Minimum Base Rate                                                                                                          8.31%
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